Exhibit 99.1

Creative Media & Community Trust Corporation Reports 2024 Fourth Quarter Results
Dallas—(March 7, 2025) Creative Media & Community Trust Corporation (NASDAQ and TASE: CMCT) (“we”, “our”, “CMCT”, or the “Company”), today reported operating results for the three months ended December 31, 2024.
On January 6, 2025, the previously announced one-for-ten reverse stock split of our Common Stock became effective. All of the share and per share amounts in this release have been adjusted to give retroactive effect to the reverse stock split.
Fourth Quarter 2024 Highlights
Real Estate Portfolio
•Same-store office portfolio(2) was 71.0% leased.
•Executed 175,654 square feet of leases with terms longer than 12 months.
•Closed a variable-rate mortgage loan on our hotel property, with an initial advance of $84.3 million and a future advance component of up to $7.9 million, and closed a $105.0 million fixed-rate mortgage on three of our Los Angeles office properties. Following such refinancings, we repaid $154.3 million on our 2022 Credit Facility.
Financial Results
•Net loss attributable to common stockholders of $16.6 million, or $1.78 per diluted share.
•Funds from operations attributable to common stockholders (“FFO”)(3)1 was $(8,656), or $(0.93) per diluted share.
•Core FFO attributable to common stockholders(4)1 was $(6,953), or $(0.75) per diluted share.
Management Commentary
“We made additional progress on our previously announced plan to accelerate our focus towards premier multifamily assets, strengthen our balance sheet and improve our liquidity,” said David Thompson, Chief Executive Officer of Creative Media & Community Trust Corporation. “We completed three property-level financings since the end of the third quarter and used the proceeds to reduce the balance on our recourse credit facility to $15 million (from $169 million). We are actively working to complete one more refinancing and intend to use the proceeds to fully repay and retire the recourse credit facility. We are continuing to evaluate asset sales and plan to invest potential proceeds principally in premier multifamily properties.”

“In our multifamily segment, we made progress at our recently completed partial office to residential conversion at 4750 Wilshire / 701 S Hudson, with occupancy increasing to 37% as of today, up from 2% at the end of the third quarter. And we continue to expect our 36-unit multifamily development in Echo Park, Los Angeles to be completed in the third quarter of 2025.”

“In our office segment, we executed nearly 176,000 square feet of leases in the fourth quarter. Finally, we completed the room renovation of all 505 rooms at our one hotel asset and anticipate commencing upgrades to the public spaces later this year.”
Fourth Quarter 2024 Results
Real Estate Portfolio
As of December 31, 2024, our real estate portfolio consisted of 27 assets, all of which were fee-simple properties and five of which we own through investments in unconsolidated joint ventures (the “Unconsolidated Joint Ventures”). Our Unconsolidated Joint Ventures contain one office property, one multifamily site currently under development, two multifamily properties (one of which has been partially converted from office into multifamily units and is now being classified as a multifamily property) and one commercial development site. The portfolio includes 12 office properties, totaling approximately 1.3 million rentable square feet, four multifamily properties totaling 696 units, nine development sites (three of which are being used as parking lots) and one 505-room hotel with an ancillary parking garage.
Financial Results
Net loss attributable to common stockholders was $16.6 million, or $1.78 per diluted share of Common Stock, for the three months ended December 31, 2024, compared to a net loss attributable to common stockholders of $16.3 million, or $6.66 per diluted share of
1 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Common Stock, for the same period in 2023. The increase in net loss attributable to common stockholders was driven by an increase in depreciation and amortization expense of $1.6 million, partially offset by an increase in FFO2 attributable to common stockholders(3) of $1.3 million (described below).
FFO2 attributable to common stockholders(3) was $(8.7) million, or $(0.93) per diluted share of Common Stock for the three months ended December 31, 2024 compared to $(9.9) million, or $(4.07) per diluted share of Common Stock, for the same period in 2023. The increase in FFO2 attributable to common stockholders was primarily due to a decrease in redeemable preferred stock dividends of $1.3 million, a decrease in interest expense not allocated to our operating segments of $1.1 million, a decrease in transaction-related costs of $992,000 and a decrease in general and administrative expenses of $768,000. These were partially offset by a decrease of $1.6 million in segment net operating income as well as a loss on early extinguishment of debt of $1.4 million, which was recognized in the three months ended December 31, 2024.
Core FFO2 attributable to common stockholders(4) was $(7.0) million, or $(0.75) per diluted share of Common Stock for the three months ended December 31, 2024 compared to $(8.4) million, or $(3.46) per diluted share of Common Stock, for the same period in 2023. The increase in Core FFO2 is attributable to the aforementioned changes in FFO2, while not impacted by the decrease in redeemable preferred stock redemptions, transaction-related costs, or our loss on early extinguishment of debt as these are excluded from our Core FFO2 calculation.
Segment Information
Our reportable segments during the three months ended December 31, 2024 and 2023 consisted of three types of commercial real estate properties, namely, office, hotel and multifamily, as well as a segment for our lending business. Total segment net operating income (“NOI”)(5) was $9.2 million for the three months ended December 31, 2024, compared to $10.8 million for the same period in 2023.
Office
Same-Store
Same-store(2) office segment NOI(5) was $5.2 million for the three months ended December 31, 2024, an increase from $5.1 million in the same period in 2023, while same-store(1) office Cash NOI(6)2 was $6.2 million for the three months ended December 31, 2024, a decrease from $6.5 million in the same period in 2023. The increase in same-store(2) office Segment NOI(5) was primarily due to our same store unconsolidated office entities, which collectively experienced a decrease in the net unrealized loss on their investments in real estate compared to the prior year-period, this was partially offset by a decrease in rental revenue at our office property in Oakland, California, attributable to a decrease in occupancy resulting from a large tenant exercising a partial lease termination option. The aforementioned partial lease termination resulted in a larger impact to cash rental revenues as compared to straight-line rental revenues, leading to the decrease in same-store(1) office Cash NOI(6)2 while our same-store(2) office segment NOI(5) was not as significantly impacted.
At December 31, 2024, the Company’s same-store(2) office portfolio was 70.6% occupied, a decrease of 1,280 basis points year-over-year on a same-store(2) basis, and 71.0% leased, a decrease of 1,300 basis points year-over-year on a same-store(2) basis. The annualized rent per occupied square foot(7) on a same-store(2) basis was $60.48 at December 31, 2024, compared to $57.28 at December 31, 2023. During the three months ended December 31, 2024, the Company executed 175,654 square feet of leases with terms longer than 12 months at our same-store(2) office portfolio.
Total
Office Segment NOI(5) decreased to $5.2 million for the three months ended December 31, 2024, as compared to $5.4 million for the same period in 2023. We had a decrease in our non-same-store office properties’ segment net operating income related to our non-same-store unconsolidated office entities, which collectively experienced a decrease in the net unrealized gain on their investments in real estate compared to the prior year-period. This change, combined with the change in our same-store(2) office Segment NOI(5), lead to the decrease in total Office Segment NOI(5).
2 Non-GAAP financial measure. Refer to the explanations and reconciliations elsewhere in this release.

Hotel
Hotel Segment NOI(5) was $2.1 million for the three months ended December 31, 2024, a decrease from $2.9 million for the same period in 2023, primarily due to a decrease in occupancy, which was negatively impacted by ongoing construction related to hotel renovations during the three months ended December 31, 2024. The following table sets forth the occupancy, average daily rate and revenue per available room for our hotel in Sacramento, California for the specified periods:

	Three Months Ended December 31,
	2024	2023
Occupancy	54.5%	69.9%
Average daily rate(a)	$195.55	$195.04
Revenue per available room(b)	$106.59	$136.27
______________________
(a)Calculated as trailing 3-month room revenue divided by the number of rooms occupied.
(b)Calculated as trailing 3-month room revenue divided by the number of available rooms.
Multifamily
Our Multifamily Segment consists of two multifamily buildings located in Oakland, California as well as two investments in multifamily buildings in Los Angeles, California, each owned through unconsolidated joint ventures (one of which, 701 S Hudson / 4750 Wilshire Boulevard, was reclassified from an office segment property to a multifamily segment property as of October 1, 2024, following the substantial completion of the conversion of two of the building’s three floors from office-use into 68 for-lease multifamily units). Our multifamily segment NOI(5) was $855,000 for the three months ended December 31, 2024, compared to $1.1 million for the same period in 2023. The decrease in our multifamily segment NOI(5) was primarily due to an unrealized loss on investment in real estate at one of our unconsolidated joint ventures during the three months ended December 31, 2024. As of December 31, 2024, our Multifamily Segment was 81.7% occupied, monthly rent per occupied unit(8) was $2,468 and net monthly rent per occupied unit(9) was $2,319, compared to 79.3%, $2,805, and $2,074, respectively, as of December 31, 2023.
Lending
Our lending segment primarily consists of our SBA 7(a) lending platform, which is a national lender that primarily originates loans to small businesses in the hospitality industry. Lending segment NOI(5) was $980,000 for the three months ended December 31, 2024, compared to $1.3 million for the same period in 2023, primarily due to a decrease in premium income and a decrease in interest income as a result of lower loan originations and loan sale volume.
Debt and Equity
During the three months ended December 31, 2024 , the Company had redemptions of 180,942 shares of Series A1 Preferred Stock (40 shares were redeemed in cash and 180,902 shares were redeemed in shares of Common Stock) and had redemptions of 214,713 shares of Series A Preferred Stock (17,080 shares were redeemed in cash and 197,633 shares were redeemed in shares of Common Stock). These redemptions resulted in the collective issuance of 3,141,315 shares of Common Stock during the three months ended December 31, 2024.
In addition, during the three months ended December 31, 2024 we closed a variable-rate mortgage loan on our hotel property, with an initial advance of $84.3 million and a future advance component of up to $7.9 million, and closed a $105.0 million fixed-rate mortgage on three of our Los Angeles office properties. Following such refinancings, we repaid $154.3 million on our 2022 Credit Facility. Each of the refinanced properties were released as collateral from our 2022 Credit Facility.

Dividends
We declared preferred stock dividends on our Series A, Series A1 and Series D Preferred Stock for the fourth quarter of 2024. The dividends were payable on January 15, 2025 to holders of record at the close of business on January 5, 2025.

The dividend amounts are as follows:

Quarterly Dividend Amount
Series A Preferred Stock	$0.34375 per share
Series A1 Preferred Stock	$0.489375 per share*
Series D Preferred Stock	$0.353125 per share
*The quarterly cash dividend of $0.489375 per share represents an annualized dividend rate of 7.83% (2.5% plus the federal funds rate of 5.33% on the applicable determination date). The terms of the Series A1 Preferred Stock provide for cumulative cash dividends (if, as and when authorized by the Board of Directors) on each share of Series A1 Preferred Stock at a quarterly rate of the greater of (i) 6.00% of the Series A1 Stated Value, divided by four (4) and (ii) the Federal Funds (Effective) Rate on the applicable determination date, plus 2.50%, of the Series A1 Stated Value, divided by four (4), up to a maximum of 2.50% of the Series A1 Stated Value per quarter.
About the Data
Descriptions of certain performance measures, including Segment NOI, Cash NOI, FFO attributable to common stockholders, and Core FFO attributable to common stockholders are provided below. Certain of these performance measures—Cash NOI, FFO attributable to common stockholders and Core FFO attributable to common stockholders —are non-GAAP financial measures. Refer to the subsequent tables for reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measure.
(1)Stabilized office portfolio: represents office properties where occupancy was not impacted by a redevelopment or repositioning during the period.
(2)Same-store properties: are properties that we have owned and operated in a consistent manner and reported in our consolidated results during the entire span of the periods being reported. We excluded from our same-store property set this quarter any properties (i) acquired on or after October 1, 2023; (ii) sold or otherwise removed from our consolidated financial statements on or before December 31, 2024; or (iii) that underwent a major repositioning project we believed significantly affected its results at any point during the period commencing on October 1, 2023 and ending on December 31, 2024. When determining our same-store office properties as of December 31, 2024, one office property was excluded pursuant to (i) and (iii) above and one office property as excluded pursuant to (ii) above.
(3)FFO attributable to common stockholders (“FFO”): represents net income (loss) attributable to common stockholders, computed in accordance with GAAP, which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gain (or loss) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the “NAREIT”). See ‘Core FFO’ definition below for discussion of the benefits and limitations of FFO as a supplemental measure of operating performance.
(4)Core FFO attributable to common stockholders (“Core FFO”): represents FFO attributable to common stockholders (computed as described above), excluding gain (loss) on early extinguishment of debt, redeemable preferred stock deemed dividends, redeemable preferred stock redemptions, gain (loss) on termination of interest rate swaps, and transaction costs.
We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. In addition, we believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.
Like any metric, FFO and Core FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, and Core FFO excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt, repurchasing our preferred stock, and adjusting the carrying value of our preferred stock classified in temporary equity to its redemption value, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO and Core FFO in the same manner as we do, or at all; accordingly, our

FFO and Core FFO may not be comparable to the FFOs and Core FFOs of other REITs. Therefore, FFO and Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO and Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO and Core FFO per share for the year-to-date period may differ from the sum of quarterly FFO and Core FFO per share amounts due to the required method for computing per share amounts for the respective periods. In addition, FFO and Core FFO per share is calculated independently for each component and may not be additive due to rounding.
(5)Segment NOI: for our real estate segments represents rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and benefit (provision) for income taxes. For our lending segment, Segment NOI represents interest income net of interest expense and general overhead expenses. See ‘Cash NOI’ definition below for discussion of the benefits and limitations of Segment NOI as a supplemental measure of operating performance.
(6)Cash NOI: for our real estate segments, represents Segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by generally accepted accounting principles (“GAAP”). For our lending segment, there is no distinction between Cash NOI and Segment NOI. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI excluding lease termination income, or “Cash NOI excluding lease termination income”.
Segment NOI and Cash NOI are not measures of operating results or cash flows from operating activities as measured by GAAP and should not be considered alternatives to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate Segment NOI or Cash NOI in the same manner. We consider Segment NOI and Cash NOI to be useful performance measures to investors and management because, when compared across periods, they reflect the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that Cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.
(7)Annualized rent per occupied square foot: represents gross monthly base rent under leases commenced as of the specified periods, multiplied by twelve. This amount reflects total cash rent before abatements. Where applicable, annualized rent has been grossed up by adding annualized expense reimbursements to base rent. Annualized rent for certain office properties includes rent attributable to retail.
(8)Monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period, divided by occupied units. This amount reflects total cash rent before concessions.
(9)Net monthly rent per occupied unit: Represents gross monthly base rent under leases commenced as of the specified period less rent concessions granted during the specified period, divided by occupied units.

FORWARD-LOOKING STATEMENTS
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are intended to be covered by the safe harbors created thereby. These statements include the plans and objectives of management for future operations, including plans and objectives relating to future growth of CMCT’s business and availability of funds. Such forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “project,” “target,” “expect,” “intend,” “might,” “believe,” “anticipate,” “estimate,” “could,” “would,” “continue,” “pursue,” “potential,” “forecast,” “seek,” “plan,” or “should,” or “goal” or the negative thereof or other variations or similar words or phrases. Such forward-looking statements also include, among others, statements about CMCT’s plans and objectives relating to future growth and outlook. Such forward-looking statements are based on particular assumptions that management of CMCT has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. Forward-looking statements are necessarily estimates reflecting the judgment of CMCT’s management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These risks and uncertainties include those associated with (i) the timing, form, and operational effects of CMCT’s development activities, (ii) the ability of CMCT to raise in place rents to existing market rents and to maintain or increase occupancy levels, (iii) fluctuations in market rents, (iv) the effects of inflation and continuing higher interest rates on the operations and profitability of CMCT, (v) general economic, market and other conditions and (vi) our ability to regain compliance with certain continued listing requirements for Nasdaq Global Market (“Nasdaq”) and to prevent our Common Stock from being delisted from Nasdaq. Additional important factors that could cause CMCT’s actual results to differ materially from CMCT’s expectations are discussed in “Item 1A—Risk Factors” in CMCT’s Annual Report on Form 10-K for the year ended December 31, 2024 and in Part II, Item 1A of CMCT’s Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. The forward-looking statements included herein are based on current expectations and there can be no assurance that these expectations will be attained. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond CMCT’s control. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that the forward-looking statements expressed or implied will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements expressed or implied herein, the inclusion of such information should not be regarded as a representation by CMCT or any other person that CMCT’s objectives and plans will be achieved. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made. CMCT does not undertake to update them to reflect changes that occur after the date they are made, except as may be required by applicable laws.
For Creative Media & Community Trust Corporation
Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com
or
Shareholder Relations:
Steve Altebrando, 646-652-8473
shareholders@creativemediacommunity.com

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Balance Sheets
(Unaudited and in thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
ASSETS
Investments in real estate, net	$709,194	$704,762
Investments in unconsolidated entities	33,677	33,505
Cash and cash equivalents	20,262	19,290
Restricted cash	32,606	24,938
Loans receivable, net (Note 5)	56,210	57,005
Accounts receivable, net	4,345	5,347
Deferred rent receivable and charges, net	19,896	28,222
Other intangible assets, net	3,568	3,948
Other assets	9,797	14,183
TOTAL ASSETS	$889,555	$891,200
LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY
LIABILITIES:
Debt, net	$505,732	$471,561
Accounts payable and accrued expenses	32,204	26,426
Due to related parties	14,068	3,463
Other liabilities	10,488	12,981
Total liabilities	562,492	514,431
COMMITMENTS AND CONTINGENCIES
REDEEMABLE PREFERRED STOCK: Series A1 cumulative redeemable preferred stock, $0.001 par value; 25,045,401 and 27,904,974 shares authorized as of December 31, 2024 and December 31, 2023, respectively; 913,630 and 913,590 shares issued and outstanding as of December 31, 2024, respectively and no shares issued and outstanding as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	20,799	—
EQUITY:
Series A cumulative redeemable preferred stock, $0.001 par value; 31,305,025 and 34,611,501 shares authorized as of December 31, 2024 and December 31, 2023, respectively; 8,820,338 and 4,125,363 shares issued and outstanding, respectively, as of December 31, 2024 and 8,820,338 and 7,431,839 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	103,326	185,704
Series A1 cumulative redeemable preferred stock, $0.001 par value; 25,045,401 and 27,904,974 shares authorized as of December 31, 2024 and December 31, 2023, respectively; 11,327,248 and 8,372,689 shares issued and outstanding, respectively, as of December 31, 2024 and 10,473,369 and 10,378,343 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	207,387	256,935
Series D cumulative redeemable preferred stock, $0.001 par value; 26,991,590 and 26,991,590 shares authorized as of December 31, 2024 and December 31, 2023, respectively; 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2024 and 56,857 and 48,447 shares issued and outstanding, respectively, as of December 31, 2023; liquidation preference of $25.00 per share, subject to adjustment	1,190	1,190
Common stock, $0.001 par value; 900,000,000 shares authorized; 11,654,506 shares issued and outstanding as of December 31, 2024 and 2,278,674 shares issued and outstanding as of December 31, 2023	119	23
Additional paid-in capital	994,973	852,476
Distributions in excess of earnings	(1,002,479)	(921,925)
Total stockholders’ equity	304,516	374,403
Noncontrolling interests	1,748	2,366
Total equity	306,264	376,769
TOTAL LIABILITIES, REDEEMABLE PREFERRED STOCK, AND EQUITY	889,555	891,200

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
REVENUES:
Rental and other property income	$16,094	$16,003	$72,266	$66,002
Hotel income	7,911	9,473	37,679	39,063
Interest and other income	3,454	3,992	14,567	14,193
Total Revenues	27,459	29,468	124,512	119,258
EXPENSES:
Rental and other property operating	15,412	14,780	67,962	62,493
Asset management and other fees to related parties	463	556	1,797	2,627
Expense reimbursements to related parties—corporate	472	613	2,281	2,342
Expense reimbursements to related parties—lending segment	663	413	2,571	2,579
Interest	9,053	10,420	36,872	35,098
General and administrative	1,761	2,368	7,004	8,119
Transaction-related costs	31	1,023	1,382	4,421
Depreciation and amortization	8,016	6,428	27,373	52,484
Loss on early extinguishment of debt (Note 7)	1,416	—	1,416	—
Total Expenses	37,287	36,601	148,658	170,163
Loss from unconsolidated entities	(364)	(1,480)	(806)	(427)
Gain on sale of real estate (Note 3)	—	—	—	1,104
LOSS BEFORE PROVISION FOR INCOME TAXES	(10,192)	(8,613)	(24,952)	(50,228)
Provision for income taxes	225	259	798	1,228
NET LOSS	(10,417)	(8,872)	(25,750)	(51,456)
Net loss attributable to noncontrolling interests	152	470	575	2,971
NET LOSS ATTRIBUTABLE TO THE COMPANY	(10,265)	(8,402)	(25,175)	(48,485)
Redeemable preferred stock dividends declared or accumulated (Note 11)	(6,085)	(7,390)	(29,686)	(25,731)
Redeemable preferred stock deemed dividends (Note 11)	—	—	(755)	—
Redeemable preferred stock redemptions (Note 11)	(256)	(471)	(17,727)	(1,511)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(16,606)	$(16,263)	$(73,343)	$(75,727)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS PER SHARE:
Basic	$(1.78)	$(6.66)	$(17.21)	$(31.02)
Diluted	$(1.78)	$(6.66)	$(17.21)	$(31.02)
WEIGHTED AVERAGE SHARES OF COMMON STOCK OUTSTANDING:
Basic	9,325	2,442	4,261	2,441
Diluted	9,325	2,442	4,261	2,441

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

We believe that FFO is a widely recognized and appropriate measure of the performance of a REIT and that it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO represents net income (loss) attributable to common stockholders, computed in accordance with generally accepted accounting principles ("GAAP"), which reflects the deduction of redeemable preferred stock dividends accumulated, excluding gains (or losses) from sales of real estate, impairment of real estate, and real estate depreciation and amortization. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (the "NAREIT").

Like any metric, FFO should not be used as the only measure of our performance because it excludes depreciation and amortization and captures neither the changes in the value of our real estate properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate FFO in accordance with the standards established by the NAREIT; accordingly, our FFO may not be comparable to the FFO of other REITs. Therefore, FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to FFO attributable to common stockholders for the three months and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(16,606)	$(16,263)	$(73,343)	$(75,727)
Depreciation and amortization	8,016	6,428	27,373	52,484
Noncontrolling interests’ proportionate share of depreciation and amortization	(66)	(104)	(306)	(2,090)
Gain on sale of real estate	—	—	—	(1,104)
FFO attributable to common stockholders	(8,656)	(9,939)	$(46,276)	$(26,437)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted FFO attributable to common stockholders	$(8,656)	$(9,939)	$(46,276)	$(26,437)
Denominator:
Basic weighted average shares of common stock outstanding	9,325	2,442	4,261	2,441
Effect of dilutive securities—contingently issuable shares (a)	—	—	—	—
Diluted weighted average shares and common stock equivalents outstanding	9,325	2,442	4,261	2,441
FFO attributable to common stockholders per share:
Basic	$(0.93)	$(4.07)	$(10.86)	$(10.83)
Diluted	$(0.93)	$(4.07)	$(10.86)	$(10.83)
______________________
(a)For the three months and the years ended December 31, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Core Funds from Operations Attributable to Common Stockholders
(Unaudited and in thousands, except per share amounts)

In addition to calculating FFO in accordance with the standards established by NAREIT, we also calculate a supplemental FFO metric we call Core FFO attributable to common stockholders. Core FFO attributable to common stockholders represents FFO attributable to common stockholders, computed in accordance with NAREIT's standards, excluding losses (or gains) on early extinguishment of debt, redeemable preferred stock redemptions, gains (or losses) on termination of interest rate swaps, and transaction costs. We believe that Core FFO is a useful metric for securities analysts, investors and other interested parties in the evaluation of our Company as it excludes from FFO the effect of certain amounts that we believe are non-recurring, are non-operating in nature as they relate to the manner in which we finance our operations, or transactions outside of the ordinary course of business.

Like any metric, Core FFO should not be used as the only measure of our performance because, in addition to excluding those items prescribed by NAREIT when calculating FFO, it excludes amounts incurred in connection with non-recurring special projects, prepaying or defeasing our debt and repurchasing our preferred stock, all of which have real economic effect and could materially impact our operating results. Other REITs may not calculate Core FFO in the same manner as we do, or at all; accordingly, our Core FFO may not be comparable to the Core FFO of other REITs who calculate such a metric. Therefore, Core FFO should be considered only as a supplement to net income (loss) as a measure of our performance and should not be used as a supplement to or substitute measure for cash flows from operating activities computed in accordance with GAAP. Core FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. The following table sets forth a reconciliation of net income (loss) attributable to common stockholders to Core FFO attributable to common stockholders for the three months and the years ended December 31, 2024 and 2023.

	Three Months Ended December 31,		Year Ended December 31,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(16,606)	$(16,263)	$(73,343)	$(75,727)
Depreciation and amortization	8,016	6,428	27,373	52,484
Noncontrolling interests’ proportionate share of depreciation and amortization	(66)	(104)	(306)	(2,090)
Gain on sale of real estate	—	—	—	(1,104)
FFO attributable to common stockholders	$(8,656)	$(9,939)	$(46,276)	$(26,437)
Loss on early extinguishment of debt	1,416	—	1,416	—
Redeemable preferred stock deemed dividends	—	—	755	—
Redeemable preferred stock redemptions	256	471	17,727	1,511
Transaction-related costs	31	1,023	1,382	4,421
Noncontrolling interests’ proportionate share of transaction-related costs	—	—	—	(194)
Core FFO attributable to common stockholders	$(6,953)	$(8,445)	$(24,996)	$(20,699)
Redeemable preferred stock dividends declared on dilutive shares (a)	—	—	—	—
Diluted Core FFO attributable to common stockholders	$(6,953)	$(8,445)	$(24,996)	$(20,699)
Denominator:
Basic weighted average shares of common stock outstanding	9,325	2,442	4,261	2,441
Diluted weighted average shares and common stock equivalents outstanding	9,325	2,442	4,261	2,441
Core FFO attributable to common stockholders per share:
Basic	$(0.75)	$(3.46)	$(5.87)	$(8.48)
Diluted	$(0.75)	$(3.46)	$(5.87)	$(8.48)
______________________
(a)For the three months and the years ended December 31, 2024 and 2023, the effect of certain shares of redeemable preferred stock were excluded from the computation of diluted Core FFO attributable to common stockholders and the diluted weighted average shares and common stock equivalents outstanding as such inclusion would be anti-dilutive.

CREATIVE MEDIA & COMMUNITY TRUST CORPORATION AND SUBSIDIARIES
Reconciliation of Net Operating Income
(Unaudited and in thousands)

We internally evaluate the operating performance and financial results of our real estate segments based on segment NOI, which is defined as rental and other property income and expense reimbursements less property related expenses and excludes non-property income and expenses, interest expense, depreciation and amortization, corporate related general and administrative expenses, gain (loss) on sale of real estate, gain (loss) on early extinguishment of debt, impairment of real estate, transaction costs, and provision for income taxes. For our lending segment, we define segment NOI as interest income net of interest expense and general overhead expenses. We also evaluate the operating performance and financial results of our operating segments using cash basis NOI, or "cash NOI". For our real estate segments, we define cash NOI as segment NOI adjusted to exclude the effect of the straight lining of rents, acquired above/below market lease amortization and other adjustments required by GAAP.

Cash NOI is not a measure of operating results or cash flows from operating activities as measured by GAAP and should not be considered an alternative to income from continuing operations, or to cash flows as a measure of liquidity, or as an indication of our performance or of our ability to pay dividends. Companies may not calculate cash NOI in the same manner. We consider cash NOI to be a useful performance measure to investors and management because, when compared across periods, it reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. Additionally, we believe that cash NOI is helpful to investors because it eliminates straight line rent and other non-cash adjustments to revenue and expenses.

Below is a reconciliation of cash NOI to segment NOI and net income (loss) attributable to the Company for the three months ended December 31, 2024 and 2023.

	Three Months Ended December 31, 2024
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	$6,198	$36	$6,234	$2,097	$855	$980	$10,166
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(1,008)	—	(1,008)	—	—	—	(1,008)
Segment net operating income	$5,190	$36	$5,226	$2,097	$855	$980	$9,158
Interest and other income							79
Asset management and other fees to related parties							(463)
Expense reimbursements to related parties — corporate							(472)
Interest expense							(8,356)
General and administrative							(675)
Transaction-related costs							(31)
Depreciation and amortization							(8,016)
Loss on early extinguishment of debt							(1,416)
Loss before provision for income taxes							(10,192)
Provision for income taxes							(225)
Net loss							(10,417)
Net loss attributable to noncontrolling interests							152
Net loss attributable to the Company							$(10,265)

	Three Months Ended December 31, 2023
	Same-Store Office	Non-Same-Store Office	Total Office	Hotel	Multi-family	Lending	Total

Cash net operating income	$6,450	$365	$6,815	$2,926	$1,863	$1,311	$12,915
Deferred rent and amortization of intangible assets, liabilities, and lease inducements	(1,343)	—	(1,343)	(1)	(754)	—	(2,098)
Straight line lease termination income	(53)	—	(53)	—	—	—	(53)
Segment net operating income	$5,054	$365	$5,419	$2,925	$1,109	$1,311	$10,764
Interest and other income							151
Asset management and other fees to related parties							(556)
Expense reimbursements to related parties — corporate							(613)
Interest expense							(9,465)
General and administrative							(1,443)
Transaction costs							(1,023)
Depreciation and amortization							(6,428)
Income before provision for income taxes							(8,613)
Provision for income taxes							(259)
Net income							(8,872)
Net income attributable to noncontrolling interests							470
Net income attributable to the Company							$(8,402)